CONSENT OF INDEPENDENT AUDITORS




         We consent to the incorporation by reference in the Form S-8 of our report dated January 22, 1998 on our audit of the financial statements of Symbollon Corporation as of December 31, 1997 and for the year then ended included in the Form 10-KSB for the year ended December 31, 1998.




Richard A. Eisner & Company, LLP


New York, New York
March 8, 1999